Exhibit 10.9

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of March 15, 2021, is entered into by and between HUMBL, Inc., a Delaware corporation, its successors and/or assigns (“Company”), and HUMBL CL SpA., a Chilean corporation, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) up to 2,000,000 shares of Company common stock (the “HUMBL Shares”), and (ii) 35% of the equity interests (“Subsidiary Shares”) in a to-be-formed Chilean subsidiary (the “Subsidiary”).

C. For purposes of this Agreement: “Securities” means the HUMBL Shares and the Subsidiary Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase, Option to Purchase and Sale of Securities

1.1. Purchase of Securities. On the First Closing Date (as defined below), Company shall issue and sell to Investor 437,500 HUMBL Shares (the “First Closing Shares”) and Investor shall purchase the First Closing Shares from Company by delivering to Company $1,000,000.00 (the “First Tranche Purchase Price”) on the First Closing Date (as defined below) in exchange for the First Closing Shares.

1.2. Option to Purchase Securities. At any time on or before the Outside Date (as defined below) Investor shall have the right and option to, in its sole discretion, elect to purchase an additional 1,562,500 HUMBL Shares (the “Second Closing HUMBL Shares”) and the Subsidiary Shares (together with the Second Closing HUMBL Shares, the “Second Closing Shares”) (the “Call Option”) by delivering notice of such election to Company (the “Call Option Election Notice”) which notice shall specify the Second Closing Date (which will be on or prior to the Outside Date). If Investor elects to exercise the Call Option, Investor shall deliver to Company $6,500,000.00 (the “Second Tranche Purchase Price”) on the Second Closing Date (as specified in the Call Option Election Notice) in exchange for the Second Closing Shares. If Investor does not deliver the Call Option Election Notice on or prior to the Outside Date, the Call Option shall expire and Investor will be deemed to have relinquished the Call Option. In any case and for the avoidance of doubt, Investor’s election not to exercise the Call Option shall not affect the First Closing Shares.

1.3. Payment of Purchase Price. Investor shall pay the First Tranche Purchase Price and upon exercise of the Call Option, the Second Tranche Purchase Price, via wire transfer of immediately available funds to the account designated by Company.

1.4. Closing Date. The issuance and sale of the Securities pursuant to this Agreement shall occur in two closings (each, a “Closing”). The first Closing shall occur on March 30, 2021 (the “First Closing Date”). The second Closing shall occur on or before December 30, 2021 (the “Outside Date”). The date that the second Closing occurs is referred to herein as the “Second Closing Date”.

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2. Investor’s Representations and Warranties. Investor hereby represents and warrants to Company that:

2.1. Existence and Power. Investor is duly organized and validly existing under the laws of the jurisdiction of its formation; and has the requisite power and authority to execute, deliver and perform its obligations hereunder.

2.2. Authorization; No Contravention. The execution, delivery and performance by Investor of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary officers, partners, managers or members of Investor, (b) do not contravene the terms of Investor’s organizational documents, or any amendment thereof, (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any lien under, any contractual obligation of Investor or any requirement of law applicable to Investor, and (d) do not materially violate any orders of any governmental authority against, or binding upon, Investor to the knowledge of Investor.

2.3. Binding Effect. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

2.4. Restricted Securities. Investor understands that the Securities will not be registered under the Securities Act at the time of purchase and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that Company is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration. Investor acknowledges that the HUMBL Shares may not be sold in the United States, its territories or possessions, or to United States residents or to a United States person within the meaning of SEC Regulation S (a “U.S. Person”) until the expiration of a one-year period commencing on the date of the closing of the purchase of the applicable HUMBL Shares acquired pursuant to this agreement or such other restricted period as shall be required pursuant to Regulation S as it may be in effect from time to time and, thereafter, only if the HUMBL Shares are registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements under that Act is available. The undersigned represents and warrants that it is a not a United States entity nor otherwise deemed to be a U.S. Person.

2.5. Disclosure of Information. Investor has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to enter into this Agreement, and Investor has had an opportunity to ask questions and receive answers from Company and its officers concerning Company’s financial situation, business, prospects, and any other matter that Investor has deemed relevant or important in determining whether to enter into this Agreement. Among other things, Investor is aware that Company’s business prospects are speculative. Investor has had the opportunity to consult with counsel of its choosing with respect to this Agreement and the transactions contemplated herein. No representations or warranties have been made to Investor by Company, or any of its respective officers, directors, employees, agents, sub-agents, affiliates or subsidiaries, other than the representations of Company contained herein, and in purchasing the Securities hereunder, Investor is not relying upon any representations of Company other than those contained herein.

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2.6. Investment Risk. Investor is aware that its purchase of the Securities pursuant to this Agreement is a speculative investment that is subject to the risk of complete loss. Investor is able, without impairing Investor’s financial condition, to suffer a complete loss of such investment in Company.

2.7. Sophisticated Investor. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Investor is purchasing the Securities for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.

2.8. Foreign Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investor’s purchase of, payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Investor’s jurisdiction.

3. Company’s Representations and Warranties. Company hereby represents and warrants to Investor that:

3.1. Organization, Good Standing, Corporate Power and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Company is duly qualified to transact business.

3.2. Capitalization. The authorized capital of Company consists, as of the date hereof, of: (a) 7,450,000,000 authorized shares of common stock of which, 974,177,443 are issued and outstanding; (b) 7,000,000 authorized shares of Series A Preferred Stock, of which 7,000,000 are issued and outstanding; (c) 900,000 authorized shares of Series B Preferred Stock, of which 552,552 are issued and outstanding; and (d) 150,000 authorized shares of Series C Preferred Stock, of which 0 are issued and outstanding.

3.3. Valid Issuance of Shares. The HUMBL Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions provided in Section 2.4 hereof, applicable state and federal securities laws and liens or encumbrances that may be created by or imposed by Investor. Assuming the accuracy of the representations of Investor in Section 2 hereof, the HUMBL Shares will be issued in compliance with all applicable federal and state securities laws.

3.4. Legal Capacity; Existence and Power. Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder and each other document contemplated hereby to which Company is or will be a party, and to consummate the transactions contemplated hereby and thereby.

3.5. Authorization; No Contravention. The execution, delivery and performance by Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary officers, managers or members of Company, (b) do not contravene the terms of Company’s charter documents, or any amendment thereof, and (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any lien under, any contractual obligation of Company.

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3.6. Governmental Authorization; Third Party Consents. To the best of Company’s knowledge, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person, and no lapse of a waiting period under any requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Company, of this Agreement.

3.7. Binding Effect. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.8. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to Company’s knowledge, currently threatened in writing (i) against Company or any officer, director or any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined below), of Company (all as “Key Employees”) arising out of their employment or board relationship with Company; or (ii) to Company’s knowledge, that questions the validity of this Agreement or the right of Company to enter into it, or to consummate the transactions contemplated herein; or (iii) to Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect. Neither Company nor, to Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect Company). There is no action, suit, proceeding or investigation by Company pending or which Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to Company) involving the prior employment of any of Company’s employees, their services provided in connection with Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

3.9. Intellectual Property.

(a) Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. Company has not received any communications alleging that Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b) To Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(c) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to Company Intellectual Property, nor is Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

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(d) Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with Company’s business.

(e) Each employee and consultant has assigned to Company all intellectual property rights he or she owns that are related to Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of Company’s time or with the use of any of Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for Company. To Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by Company, including prior employees or consultants, or academic institution with which any of them may be affiliated now or may have been affiliated in the past.

(f) Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company IP (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company IP; (iii) the creation of any obligation for Company with respect to Company IP owned by Company, or the grant to any third party of any rights or immunities under Company IP owned by Company; or (iv) any other limitation, restriction or condition on the right of Company with respect to its use or distribution of any Company IP.

(g) No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in Company Intellectual Property.

For purposes of this agreement, “Company Intellectual Property” or “Company IP” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by Company in the conduct of Company’s business as now conducted and as presently proposed to be conducted.

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3.10. Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements (as defined below), (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of Company’s capital stock and the issuance of options to purchase shares of Company’s shares, in each instance, approved in the written minutes of the Board of Directors, there are no agreements, understandings or proposed transactions between Company and any of its officers, directors, consultants or Key Employees, or any affiliate thereof.

(b) Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of Company’s directors, officers or employees, or any members of their immediate families, or any affiliate of the foregoing are, directly or indirectly, indebted to Company or, to Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which Company is affiliated or with which Company has a business relationship, or any firm or corporation which competes with Company except that directors, officers, employees or stockholders of Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with Company; or (iii) financial interest in any material contract with Company.

3.11. Property. The property and assets that Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Company’s ownership or use of such property or assets. With respect to the property and assets it leases, Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. Company does not own any real property.

3.12. Employee Matters.

(a) To Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of Company or that would conflict with Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of Company’s business by the employees of Company, nor the conduct of Company’s business as now conducted and as presently proposed to be conducted, will, to Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

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(c) To Company’s knowledge, no Key Employee intends to terminate employment with Company or is otherwise likely to become unavailable to continue as a Key Employee. Company does not have a present intention to terminate the employment of any of the foregoing.

(d) Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) Company’s Board of Directors.

(e) Each former Key Employee whose employment was terminated by Company has entered into an agreement with Company providing for the full release of any claims against Company or any related party arising out of such employment.

(f) Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Company, has sought to represent any of the employees, representatives or agents of Company. There is no strike or other labor dispute involving Company pending, or to Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is Company aware of any labor organization activity involving its employees.

(g) To Company’s knowledge, none of the Key Employees or directors of Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

3.13. Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.14. Employee Agreements. Each current and former employee, consultant and officer of Company has executed an agreement with Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the Purchasers or their respective counsel (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement.

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3.15. Permits. Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a material adverse effect. Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.16. Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of Company, Company is and has been, to Company’s knowledge, in compliance with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) Company’s privacy policies and public written statements regarding Company’s privacy or data security practices, and (iii) the requirements of any contract codes of conduct or industry standards, by which Company is bound. Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. Company is and has been, to Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To Company’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of Company such that Privacy Requirements require or required Company to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of Company’s confidential information or trade secrets that reasonably would be expected to result in a material adverse effect.

4. Company Covenants. Company covenants and agrees as follows: (a) Company will form the Subsidiary in Chile as a sociedad por acciones (SpA) or such other business entity or entities as Company and Investor may mutually agree within thirty (30) days of Company’s receipt of the First Tranche Purchase Price; (b) within sixty (60) days of Company’s receipt of the First Tranche Purchase Price, Company will fund $100,000.00 to the Subsidiary to be used to further the Subsidiary’s operations in Chile; and (c) within ten (10) days of Company’s receipt of the Second Tranche Purchase Price, Company will fund $650,000.00 to the Subsidiary to be used to further the Subsidiary’s operations in Chile. On or before the Second Closing Date, Company will take all actions necessary to issue the Subsidiary Shares which shall represent no less than 35% of Subsidiary’s fully diluted capital. The Subsidiary Shares to be acquired by Investor shall have the rights and obligations to be agreed in a shareholders agreement to be entered into between Company and Investor, which shareholders agreement shall reflect terms and conditions similar to those contained in the Term Sheet entered by Company and Investor for this transaction dated March 1, 2021, which, among others, are: (i) Investor shall not resell its Subsidiary Shares until two years from acquisition, (ii) Investor’s 35% interest in the Subsidiary’s’ fully diluted capital shall remain for the lifetime of the Subsidiary and shall be non-dilutable, and (iii) Investor’s 35% interest in the Subsidiary shall entitle Investor to receive 35% of the profits earned by the Subsidiary or any other entity incorporated in Chile by Company to run Company’s business in Chile; (d) the Subsidiary will have the exclusive right to operate Company’s business in Chile, and will maintain all required licenses, and Company will provide the Subsidiary with rights to all intellectual property necessary to do so, at no cost whatsoever to Investor; (e) Company will provide transactional and operational support to the Subsidiary following the First Closing Date; and (f) at Investor’s request, Company will come to Chile and help Investor present to potential investors.

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5. Right of First Refusal. In the event Company desires to sell similar operational rights as have been granted herein to Investor (“Country Rights”) with respect to any other country or territory in Latin America, it must first provide notice of such proposed sale of Country Rights to Investor, which notice must include all of the material terms of the Country Rights sale. Investor shall then have a period of fifteen (15) days to give notice to Company (“Investor Notice”) of its intentions to accept such proposed purchase of the Country Rights on the same terms as outlined in the notice of the potential Country Rights sale, which purchase shall take place on the same terms and conditions on or before the date that is thirty (30) days after the date upon which Company receives Investor Notice. If Investor elects to not purchase the Country Rights, or does not timely send the Investor Notice, then Company may sell to third parties the Country Rights on the same terms that were offered to Investor during the sixty (60) day period following the expiration of the deadline to deliver Investor Notice. If after such sixty (60) day period, Company has not completed the sale of the Country Rights, any potential sale of Country Rights shall be offered to Investor observing the same procedure contained in this section. The foregoing right of first refusal shall expire on the date that is two (2) years from the First Closing Date. All notices required pursuant to this section shall be made in accordance with section 6.7 hereof.

6. Miscellaneous. The provisions set forth in this Section 6 shall apply to this Agreement.

6.1. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, California, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

6.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties acknowledge and agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. The parties hereto confirm that any electronic copy of another party’s executed counterpart to this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

6.3. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

6.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.5. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by this Agreement (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by this Agreement. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of this Agreement, this Agreement shall govern.

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6.6. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

6.7. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

HUMBL, Inc.

Attn: Jeff Hinshaw

600 W. B Street

San Diego, California 92101

jeff@humblpay.com

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Brian R. Innes

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

binnes@hbaa.law

If to Investor:

HUMBL CL, SpA

Attn: Juan Pablo Morales

San Pio X 2445 oficina 1008

Providencia, Santiago

juanpablo@inversionesliv.com

With a copy to (which copy shall not constitute notice):

HUMBL CL, SpA.

Attn: Hernán Campos

San Pio X 2445 oficina 1008

Providencia, Santiago

hernan@inversionesliv.com

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6.8. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Except as set forth above, neither Investor nor Company may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the other party.

6.9. Survival. The representations and warranties of the parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of each party. Each party agrees to indemnify and hold harmless the other and all its respective officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the other party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

6.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11. Attorneys’ Fees. In the event any action is filed by either party against the other to interpret or enforce this Agreement, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the judge shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief.

6.12. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6.13. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

6.14. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement

6.15. Voluntary Agreement. Investor has carefully read this Agreement and has asked any questions needed for Investor to understand the terms, consequences and binding effect of this Agreement and the Securities and fully understand them. Investor has had the opportunity to seek the advice of an attorney of Investor’s choosing, or has waived the right to do so, and is executing this Agreement and the Securities voluntarily and without any duress or undue influence by Company or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

HUMBL CL SpA

By:
Juan Pablo Morales, General Manager

COMPANY:

HUMBL, Inc.

By:
Brian Foote, President and CEO

[Signature Page to Securities Purchase Agreement]

Amendment to Securities Purchase Agreement

This Amendment to Securities Purchase Agreement (this “Amendment”), dated as of June 1, 2021 (the “Effective Date”), is entered into by and between HUMBL, Inc., a Delaware corporation, its successors and/or assigns (“Company”), and HUMBL CL, SpA, a Chilean corporation, its successors and/or assigns (“Investor”, the foregoing collectively “Parties”).

WITNESSETH

WHEREAS, Parties have entered into that certain Securities Purchase Agreement, dated as of March 15, 2021 (as amended from time to time, the “SPA”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the SPA.

WHEREAS, Parties desire to amend the SPA, effective as of the Effective Date, on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments.

Pursuant to section 6.6 (Amendments) of the SPA:

a)	Section 1 (Purchase, Option to Purchase and Sale of Securities) of the SPA is hereby amended by amending Section 1.2 (Option to Purchase Securities) such that it is amended and restated as follows:

“1.2. Option to Purchase Securities. At any time on or before the Outside Date (as defined below) Investor shall have the right and option to, in its sole discretion, elect to purchase an additional (i) 1,562,500 HUMBL Shares, or (ii) the numbers of HUMBL Shares resulting from dividing the Second Tranche Purchase Price (as defined below) by the closing price of HUMBL Shares (OTCMKTS:HMBL) published at https://www.otcmarkets.com/ on the day before that the Call Option Election Notice (as defined below) is delivered, (the “Second Closing HUMBL Shares”), plus the Subsidiary Shares (together with the Second Closing HUMBL Shares, the “Second Closing Shares”) (the “Call Option”) by delivering notice of such election to Company (the “Call Option Election Notice”) which notice shall specify the Second Closing Date (which will be on or prior to the Outside Date) and the number of shares to be purchased pursuant to alternatives (i) or (ii) contained above in this paragraph. If Investor elects to exercise the Call Option, Investor shall deliver to Company $6,500,000.00 (the “Second Tranche Purchase Price”) on the Second Closing Date (as specified in the Call Option Election Notice) in exchange for the Second Closing Shares. If Investor does not deliver the Call Option Election Notice on or prior to the Outside Date, the Call Option shall expire and Investor will be deemed to have relinquished the Call Option. In any case and for the avoidance of doubt, Investor’s election not to exercise the Call Option shall not affect the First Closing Shares.”

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b)	Section 4 (Company Covenants) of the SPA is hereby amended such that it is amended and restated as follows:

“4. Company Covenants. Company covenants and agrees as follows: (a) Company will form the Subsidiary in Chile as a sociedad por acciones (SpA) or such other business entity or entities as Company and Investor may mutually agree within ninety (90) days of Company’s receipt of the First Tranche Purchase Price; (b) within one hundred twenty (120) days of Company’s receipt of the First Tranche Purchase Price, Company will fund $100,000.00 to the Subsidiary to be used to further the Subsidiary’s operations in Chile; and (c) within ten (10) days of Company’s receipt of the Second Tranche Purchase Price, Company will fund $650,000.00 to the Subsidiary to be used to further the Subsidiary’s operations in Chile. On or before the Second Closing Date, Company will take all actions necessary to issue the Subsidiary Shares which shall represent no less than 35% of Subsidiary’s fully diluted capital. The Subsidiary Shares to be acquired by Investor shall have the rights and obligations to be agreed in a shareholders agreement to be entered into between Company and Investor, which shareholders agreement shall reflect terms and conditions similar to those contained in the Term Sheet entered by Company and Investor for this transaction dated March 1, 2021, which, among others, are: (i) Investor shall not resell its Subsidiary Shares until two years from acquisition, (ii) Investor’s 35% interest in the Subsidiary’s’ fully diluted capital shall remain for the lifetime of the Subsidiary and shall be non-dilutable, and (iii) Investor’s 35% interest in the Subsidiary shall entitle Investor to receive 35% of the profits earned by the Subsidiary or any other entity incorporated in Chile by Company to run Company’s business in Chile; (d) the Subsidiary will have the exclusive right to operate Company’s business in Chile, and will maintain all required licenses, and Company will provide the Subsidiary with rights to all intellectual property necessary to do so, at no cost whatsoever to Investor; (e) Company will provide transactional and operational support to the Subsidiary following the First Closing Date; and (f) at Investor’s request, Company will come to Chile and help Investor present to potential investors.”

Section 2. Reference to and Effect on the SPA.

(a) On and after the Effective Date, each reference in the SPA to “this Agreement”, “hereunder”, “hereof”, “herein”, “hereby” or words of like import, shall mean and be a reference to the SPA as amended hereby.

(b) Except as specifically amended above, the SPA shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery, and effectiveness of this Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the SPA; (ii) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the SPA or any of the instruments or documents referred to therein, a course of conduct; or (iii) prejudice any right or rights that Parties may now have or may have in the future under or in connection with the SPA or any of the instruments or documents referred to therein.

(d) Section 6 (Miscellaneous) of the SPA shall apply mutatis mutandis to this Amendment as if fully set forth herein.

Section 3. Governing Law; Venue.

This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, California, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

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Section 4. Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. The parties hereto confirm that any electronic copy of another party’s executed counterpart to this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

Section 5. Headings.

The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

Section 6. Severability.

In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

Section 7. Waiver of Jury Trial.

EACH PARTY TO THIS AMENDMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AMENDMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Amendment to be duly executed as of the date first above written.

INVESTOR:

HUMBL CL, S.p.A.

By:
Juan Pablo Morales General Manager

COMPANY:

HUMBL, Inc.

By:
Brian Foote, CEO

[Signature Page to Amendment to Securities Purchase Agreement]